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                                                                    Exhibit 12.1

                            SIERRA PACIFIC RESOURCES
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                  Year Ended December 31,
                                                    9 months      ----------------------------------------------------------------
            Amounts in 000's                        9/30/2003        2002          2001          2000          1999         1998
                                                    ---------

EARNINGS AS DEFINED:
       Income (Loss) From Continuing Operations
            After Interest Charges                  $ (92,872)    $(285,679)    $  51,668     $ (27,339)    $  66,771    $  94,686
       Income Taxes                                   (53,558)     (163,877)       13,106       (30,727)       26,364       45,471
                                                    ---------     ---------     ---------     ---------     ---------    ---------
       Income (Loss) From Continuing Operations
            before Income Taxes                      (146,430)     (449,556)       64,774       (58,066)       93,135      140,157

       Fixed Charges                                  300,558       300,679       243,405       209,937       133,364       81,238
       Capitalized Interest                            (4,368)       (5,270)       (2,801)      (10,634)       (8,000)      (6,080)
       Preference Security Dividend Requirements       (3,000)      (21,172)      (24,462)      (24,297)      (20,127)     (11,013)
                                                    ---------     ---------     ---------     ---------     ---------    ---------

            Total                                   $ 146,760     $(175,319)    $ 280,916     $ 116,940     $ 198,372    $ 204,302
                                                    =========     =========     =========     =========     =========    =========

FIXED CHARGES AS DEFINED:
       Interest Expensed and Capitalized (1)        $ 297,558     $ 279,507     $ 218,943     $ 185,640     $ 113,237    $  70,225
       Preference Security Dividend Requirements        3,000        21,172        24,462        24,297        20,127       11,013
                                                    ---------     ---------     ---------     ---------     ---------    ---------

            Total                                   $ 300,558     $ 300,679     $ 243,405     $ 209,937     $ 133,364    $  81,238
                                                    =========     =========     =========     =========     =========    =========

RATIO OF EARNINGS TO FIXED CHARGES                         --            --          1.15            --          1.49         2.51

       DEFICIENCY                                   $ 153,798     $ 475,998            --     $  92,997            --           --

(1) Includes amortization of premiums, discounts, and capitalized debt expense and interest component of rent expense.


For the purpose of calculating the ratios of earnings to fixed charges, "Fixed charges" represent the aggregate of interest charges on short-term and long-term debt and distributions on preferred securities of consolidated subsidiaries, allowance for borrowed funds used during construction (AFUDC) and capitalized interest, the portion of rental expense deemed to be attributable to interest, and the pre-tax preferred stock dividend requirements of consolidated subsidiaries. "Earnings" represent the aggregate of income (or loss) from continuing operations before obligated mandatorily redeemable preferred securities, income taxes, and fixed charges, less AFUDC and capitalized interest, and pre-tax preferred stock dividend requirements of consolidated subsidiaries.